Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 14, 2024 in Amendment No.1 to the Registration Statement (Form F-1 File No. 333-284064) and the related Prospectus of Ascentage Pharma Group International dated January 21, 2025.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

January 21, 2025